Exhibit 10.1

FOURTH AMENDMENT TO FIFTH AMENDED

AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT, effective as of April 30, 2014 (this "Fourth Amendment"), is by and among (a) NEXSTAR BROADCASTING, INC. (the "Borrower"), a Delaware corporation, (b) NEXSTAR BROADCASTING GROUP, INC. (the "Ultimate Parent"), a Delaware corporation, (c) NEXSTAR FINANCE HOLDINGS, INC. ("Nexstar Finance Holdings"), a Delaware corporation, (d) each of the Term A Lenders that is a party hereto and (e) BANK OF AMERICA, N.A., as administrative agent (the "Administrative Agent") for itself and the other Lenders party to that certain Fifth Amended and Restated Credit Agreement, dated December 3, 2012 (as amended, supplemented, and restated or otherwise modified and in effect from time to time, prior to the date hereof, the "Existing Credit Agreement", and as amended hereby, the "Credit Agreement"), by and among the Borrower, the Ultimate Parent, Nexstar Finance Holdings, the lending institutions party thereto (the "Lenders") and the Administrative Agent.  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, on the date hereof, the parties hereto desire to enter into this Fourth Amendment to make certain amendments to the Existing Credit Agreement;

WHEREAS, (x) the Borrower shall make a $3,172,808.26 voluntary prepayment of Term A Loans pursuant to Section 2.05(a) of the Existing Credit Agreement (the "Term A Voluntary Prepayment") and (y) the Term A Lenders other than Regions Bank (the "Exiting Term A Lender") shall agree to waive their right to receive their Applicable Percentage of the Term A Voluntary Prepayment.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

§1. Amendment to Defined Terms.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

§2. Waivers

(a) Waiver of Right to Receive Applicable Percentage of Term A Voluntary Prepayment.  By signing below, each Term A Lender (other than the Exiting Term A Lender) agrees to waive its right to receive its Applicable Percentage of the Term A Voluntary Prepayment.

(b) Waiver of Section 2.05(a)(i).  Pursuant to Section 10.01 of the Existing Credit Agreement and subject to satisfaction of the conditions to effectiveness set forth in Section 6 below, the $500,000 integral multiple requirement for voluntary prepayments of Term A Loans that are Eurodollar Loans in Section 2.05(a)(i) of the Existing Credit Agreement is hereby waived in connection with the making of the Term A Voluntary Prepayment.

§3. Payment of Term A Facility Ticking Fee.  On April 30, 2014, the Borrower shall pay to the Administrative Agent for the account of each of the Term A Lenders (including the Exiting Term A Lender) in accordance with its Applicable Term A Percentage (as such term is defined prior to giving effect to any of the amendments set forth in this Fourth Amendment), the Term A Facility Ticking Fee then due and payable.

§4. Exiting Term A Lender.  By acknowledging and agreeing as provided on the signature pages hereof, the Exiting Term A Lender, upon satisfaction of the conditions of effectiveness set forth in Section 6 of this Fourth Amendment, shall not (a) be a Lender under the Credit Agreement and (b) have any rights or obligations with respect to being a Lender, except for those that expressly survive termination of the Credit Agreement or termination of any Commitment thereunder.

§5. Amendments to Existing Credit Agreement.  On and as of the Fourth Amendment Effective Date, immediately after giving effect to the Term A Voluntary Prepayment, the payment of the Term A Facility Ticking Fee pursuant to Section 3 hereof and the expiration of Term A Availability Period (as such term is defined in the Existing Credit Agreement), the Existing Credit Agreement shall be amended as follows:

(a) Amendment of Article I of the Existing Credit Agreement.  Article I of the Existing Credit Agreement is hereby amended as follows:

(i)	The definition of "First Amendment Nexstar/Mission Ratable Status " in Section 1.01 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

"Fourth Amendment Nexstar/Mission Ratable Status" has the meaning specified in Section 10.21(b).

(ii)	The definition of "Term A Availability Period" in Section 1.01 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

"Term A Availability Period" means in respect of the Term A Commitments, the period from and including the First Amendment Closing Date to the earliest of (a) the date of termination of the commitment of each Term A Lender to make Term A Loans pursuant to Section 8.02 or Section 2.06, and (b) October 31, 2014.

(iii)	The definition of "Term A Commitment" in Section 1.01 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

"Term A Commitment" means, as to each Term A Lender, its obligation to make a Term A Loan to the Borrower pursuant to Section 2.01(d) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01(a) under the caption "Term A Commitment" or in the Assignment and Assumption pursuant to which such Term A Lender becomes a party hereto, as applicable, as such amount may be (i) adjusted from time to time in accordance with this Agreement and (ii) increased or decreased in accordance with the terms of the Term A Reallocation Letter.  The initial aggregate amount of the Term A Commitments was $144,000,000.  On the Fourth Amendment Effective Date, the aggregate amount of the Term A Commitments is $112,205,128.20 minus the amount of the Rocky Creek Loan (if any), as such amount may be increased or decreased in accordance with the terms of the Term A Reallocation Letter.

(iv)
The definitions of  "Fourth Amendment", "Fourth Amendment Effective Date"  and "Mission Fourth Amendment Effective Date" are added to Section 1.01 of the Existing Credit Agreement in proper alphabetical order to read as follows:

"Fourth Amendment" means that certain Fourth Amendment to Fifth Amended and Restated Credit Agreement effective as of April 30, 2014, among the Borrower, the Administrative Agent and the Term A Lenders.

"Fourth Amendment Effective Date" means, to the extent the conditions to effectiveness set forth in the Fourth Amendment are satisfied, April 30, 2014.

"Mission Fourth Amendment Effective Date" means the "Fourth Amendment Effective Date" as that term is defined in the Mission Credit Agreement.

(b) Amendment of Section 2.01(d)(ii) of the Existing Credit Agreement. Section 2.01(d)(ii) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(ii)           at any time after the First Amendment Closing Date and during the Term A Availability Period, the Term A Commitment of each Term A Lender may be increased or decreased one time pursuant to a Permitted Term A Reallocation by the Borrower between the Term A Commitment, the Mission Term A Commitment and the Rocky Creek Loan, if any, of each Term A Lender.  If the Permitted Term A Reallocation increases the Term A Commitment, it shall be limited to a reallocation of all or any portion of the $60,000,000 Mission Term A Commitment that is available after the Mission Fourth Amendment Effective Date in accordance with the provisions of Section 2.01(d)(ii) of the Mission Credit Agreement and in accordance with the Term A Reallocation Letter (such reallocated amount, the "Reallocated Term A Commitment Amount").  In connection with any Permitted Term A Reallocation, at the request of the Administrative Agent or any Term A Lender, the Borrower shall execute and deliver to the Administrative Agent replacement Term A Notes in an amount equal to each Term A Lender's Term A Commitment as adjusted in accordance with the terms of the Term A Reallocation Letter.  Subject to the terms and conditions of Section 4.02 and Section 4.03 (if applicable) set forth herein, each Term A Lender severally agrees to make three subsequent Term A Loans to the Borrower on any Business Day during the Term A Availability Period, in an aggregate principal amount equal to such Term A Lender's Applicable Term A Percentage of the Term A Commitment or the Reallocated Term A Commitment Amount, as applicable.  Each subsequent Term A Borrowing shall consist of Term A Loans made simultaneously by the Term A Lenders in accordance with their respective Term A Commitments.  Amounts borrowed under this Section 2.01(d)(ii) and repaid or prepaid may not be reborrowed.  Term A Loans may be Base Rate Loans or Eurodollar Rate Loans as further provided herein.  After the expiration of the Term A Availability Period, no Lender shall be obligated to make any Term A Loan.

(c) Amendment of Section 2.07(a) of the Existing Credit Agreement.  Section 2.07(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

2.07           Repayment of Loans.

(a)           Term Loans.  Subject to adjustment as a result of the application of prepayments in accordance with Section 2.05, in each case, solely to the extent of any such amounts applied to the prepayment of the Term Loans, (i) the Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders, the aggregate amount of all Term B Loans that are outstanding on the Third Amendment Closing Date, with a like amount of the gross proceeds of Additional Term B-2 Loans made by the Additional Term B-2 Lenders pursuant to Section 2.01(f), concurrently with the receipt thereof, (ii) the Term B-2 Loans shall be due and payable, and the Borrower shall repay to the Administrative Agent for the ratable account of the Term B-2 Lenders quarterly on the last Business Day of each month of March, June, September and December occurring until the Maturity Date, commencing with the first such payment due and payable on December 31, 2013, an amount equal to 0.25% of the aggregate principal amount of all Term B-2 Loans made by all Term B-2 Lenders under Section 2.01(e) and Section 2.01(f); provided, however, that the final principal repayment installment of the Term B-2 Loans shall be due and payable on the Maturity Date for the Term B-2 Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term B-2 Loans outstanding on such date and (iii) the Term A Loans shall be due and payable, and the Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders quarterly on the last Business Day of each month of March, June, September and December until the Maturity Date for such Term A Loans, commencing with the first such payment due and payable on December 31, 2014 (the first such date occurring after the end of the Term A Availability Period), an amount equal to one quarter of the following annual percentage reductions for each payment set forth below of the aggregate principal amount of all Term A Loans made by all Term A Lenders under Section 2.01(d):

Date	Annual Percentage Reduction
for the four payments commencing December 31, 2014 through and including September 30, 2015	5%
for the four payments commencing December 31, 2015 through and including September 30, 2016	7%
for the four payments commencing December 31, 2016 through and including September 30, 2017	10%
for the two payments commencing December 31, 2017 through and including March 31, 2018	10%

provided, however, that the final principal repayment installment of the Term A Loans shall be due and payable on the Maturity Date for the Term A Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term A Loans outstanding on such date.

(d) Amendment of Section 2.09(d) of the Existing Credit Agreement.  Section 2.09(d) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d)           Term A Facility Ticking Fee.  Commencing on the Fourth Amendment Effective Date, the Borrower shall pay to the Administrative Agent for the account of each Term A Lender in accordance with its Applicable Term A Percentage, a ticking fee (the "Term A Facility Ticking Fee") equal to 1.00% per annum on the actual daily amount by which the aggregate Term A Commitments (as increased or decreased by any Permitted Term A Reallocation) exceeds the sum of the aggregate Outstanding Amount of Term A Loans, for the period commencing on the Fourth Amendment Effective Date and ending on (but not including) the last day of the Term A Availability Period.  The Term A Facility Ticking Fee shall accrue at all times after the Fourth Amendment Effective Date and during the Term A Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Fourth Amendment Effective Date, and on the last day of the Term A Availability Period.  The Term A Facility Ticking Fee shall be calculated quarterly in arrears.

(e) Amendment to the opening phrase of Section 4.03 of the Existing Credit Agreement.  The opening phrase of Section 4.03 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

4.03           Additional Conditions to CCA Funding Date.  In addition to the conditions set forth in Section 4.02, the obligation of each Lender to make a Term A Loan that funds the CCA Acquisition is subject at the time of the making of such Loans to the satisfaction of the following conditions on or before such date:

(f) Amendment of Section 5.17 of the Existing Credit Agreement.  Section 5.17 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

5.17           Use of Proceeds.  The proceeds of the Term B Loans and the Revolving Credit Loans shall be used in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement.  The proceeds of the Term A Loans shall be used in a manner consistent with the uses set forth in Section 6.12.  The proceeds of the Term B-2 Loans shall be used to finance general corporate and working capital purposes.  The proceeds of the Additional Term B-2 Loans funded on the Third Amendment Closing Date pursuant to Section 2.01(f) shall be used to refinance the Term B Loans outstanding immediately prior to the Third Amendment Closing Date.

(g) Amendment of Section 6.12(c) of the Existing Credit Agreement. Section 6.12(c) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c)           Use the proceeds of

(i) the initial Term A Loans made pursuant to Section 2.01(d)(i) to finance general corporate and working capital purposes of the Borrower, any of its Restricted Subsidiaries, and to the extent permitted by the terms of this Agreement, any of its Subsidiaries that are not Restricted Subsidiaries, (including Investments, Capital Expenditures and Restricted Payments permitted hereunder) and

(ii) the subsequent Term A Loans made pursuant to Section 2.01(d)(ii) to

(w) fund the repayment of the Borrower for amounts paid by the Borrower (and not otherwise borrowed) for the purchase price of Permitted Acquisitions made in the 12 months prior to the Fourth Amendment Effective Date (including, without limitation, the purchase price paid for the recently acquired Internet Broadcasting), and to fund the payment of the purchase price of Permitted Acquisitions and the CCA Acquisition,

(x) fund the repayment of the Borrower for amounts paid by the Borrower (and not otherwise borrowed) for fees, costs, expenses, stamp, registration and other Taxes in connection with Permitted Acquisitions made in the 12 months prior to the Fourth Amendment Effective Date (including, without limitation, the fees, costs, expenses, stamp, registration and other Taxes paid in connection with the recently acquired Internet Broadcasting), and to fund the payment of the fees, costs, expenses, stamp, registration and other Taxes incurred by the Borrower or any of its Subsidiaries in connection with Permitted Acquisitions, the CCA Acquisition, the CCA Acquisition Agreement or the Loan Documents,

(y) fund the repayment of the Borrower for amounts paid by the Borrower (and not otherwise borrowed) for breakage costs, redemption premiums and other fees, costs and expenses payable in connection with Permitted Acquisitions made in the 12 months prior to the Fourth Amendment Effective Date (including, without limitation, the breakage costs, redemption premiums and other fees, costs and expenses payable in connection with the recently acquired Internet Broadcasting), and to fund the payment of any breakage costs, redemption premiums and other fees, costs and expenses payable in connection with any Permitted Acquisition or the CCA Acquisition and

(z) so long as the Consolidated First Lien Net Leverage Ratio is less than 3.25 to 1.00 both before and after giving effect to any such Term A Loan borrowing and the use of proceeds thereof, finance general corporate and working capital purposes of the Borrower, any of its Restricted Subsidiaries, and to the extent permitted by the terms of this Agreement, any of its Subsidiaries that are not Restricted Subsidiaries (including Investments, Capital Expenditures and Restricted Payments permitted hereunder).

(h) Amendment of clause (y) to Section 10.21(b) of the Existing Credit Agreement.  Clause (y) of Section 10.21(b) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(y) on the Fourth Amendment Effective Date and at all times thereafter during the term of this Agreement, each Lender hereunder shall be a Mission Lender with the same percentage of holdings of Term A Borrowings, Term A Loans and Term A Commitments as Mission Term A Borrowings, Mission Term A Loans and Mission Term A Commitments, respectively (such pro rata holdings referred to as the "Fourth Amendment Nexstar/Mission Ratable Status")

(i) Amendment of Sections 10.21(c) and (d) of the Existing Credit Agreement.  All references to "First Amendment Nexstar/Mission Ratable Status" in subsections (c) and (d) of Section 10.21 of the Existing Credit Agreement shall be amended to read "Fourth Amendment Nexstar/Mission Ratable Status".

(j) Amendment of Schedule 2.01(a).  Schedule 2.01(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as the Schedule 2.01(a) attached to this Fourth Amendment.

(k) Amendment of Exhibit J.  Section 5.17 of Exhibit J to the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

5.17           Use of Proceeds.  The proceeds of the Term B Loans and the Revolving Credit Loans shall be used in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement.  The proceeds of the Term A Loans shall be used in a manner consistent with the uses set forth in Section 6.12.  The proceeds of the Term B-2 Loans shall be used to finance general corporate and working capital purposes.  The proceeds of the Additional Term B-2 Loans funded on the Third Amendment Closing Date pursuant to Section 2.01(f) shall be used to refinance the Term B Loans outstanding immediately prior to the Third Amendment Closing Date.

§6. Conditions to Effectiveness.  This Fourth Amendment shall become effective as of the date set forth above upon the satisfaction of the following conditions (such effective date, the "Fourth Amendment Effective Date"):

(a) there shall exist no Default both immediately before and after giving effect to this Fourth Amendment;

(b) the Administrative Agent shall have received a counterpart signature page to this Fourth Amendment, duly executed and delivered by the Borrower, the Administrative Agent, each Guarantor, the owners of the Capital Stock of the Mission Borrower (the "Pledgors"), and each of the Term A Lenders;

(c) the representations and warranties set forth in this Fourth Amendment shall be true and correct in all material respects as of the date of this Fourth Amendment (except (1) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (2) that any representation or warranty that is qualified by "materiality" or "Material Adverse Effect" shall be true and correct in all respects);

(d) the Mission Credit Agreement shall be amended on a substantially similar basis (but only as applicable) for the Mission Borrower, as the terms set forth in this Fourth Amendment;

(e) the Borrower shall have made the Term A Voluntary Prepayment plus all accrued and unpaid interest on the Term A Voluntary Prepayment; and

(f) the Borrower shall have paid all reasonable invoiced fees and expenses of the Administrative Agent's counsel, Winstead PC, and the Administrative Agent shall have received evidence of payment of all other reasonable and documented out-of-pocket costs and expenses (including, without limitation, legal fees and expenses) that have been invoiced prior to the effective date of this Fourth Amendment.

§7. Affirmation of Nexstar Entities.  Each of the Nexstar Entities hereby affirms its Obligations under the Credit Agreement, each of the other Loan Documents to which each is a party, and each of the Mission Loan Documents to which each is a party, and each hereby affirms its absolute and unconditional promise to pay to the Lenders the Loans and all other amounts due (i) under the Credit Agreement (as amended hereby) and the other Loan Documents and (ii) under the Mission Credit Agreement (as amended) and the Mission Loan Documents.

§8. Representations and Warranties.  Each of the Nexstar Entities represents and warrants to the Administrative Agent and the Lenders, immediately after giving effect to this Fourth Amendment, as follows:

(a) Representations and Warranties.  Each of the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof (giving effect to this Fourth Amendment), except to the extent such representations and warranties are already qualified by materiality, in which case, such representations and warranties are true and correct in all respects and to the extent that such representations and warranties relate specifically to a prior date.

(b) Enforceability.  The execution and delivery by the Nexstar Entities of this Fourth Amendment, and the performance by the Nexstar Entities of this Fourth Amendment and the Credit Agreement, as amended hereby, and each of the Loan Documents (and amendments, restatements and substitutions therefore in connection with this Fourth Amendment) are within the corporate authority of each of the Nexstar Entities and have been duly authorized by all necessary corporate proceedings.  This Fourth Amendment and the Credit Agreement, as amended, and each of the Loan Documents (and amendments, restatements and substitutions therefore in connection with this Fourth Amendment) hereby, constitute valid and legally binding obligations of each of the Nexstar Entities, enforceable against it in accordance with their terms, except as enforceability may be limited by Debtor Relief Laws and by general principles of equity.

(c) No Default.  No Default has occurred and is continuing, and no Default will result from the execution, delivery and performance by the Nexstar Entities of this Fourth Amendment, the other Loan Documents or from the consummation of the transactions contemplated herein.

§9. No Other Amendments, etc.

(a) Except as expressly provided in this Fourth Amendment, (a) all of the terms and conditions of the Credit Agreement and the other Loan Documents (as amended and restated in connection herewith, if applicable) remain unchanged, and (b) all of the terms and conditions of the Credit Agreement, as amended hereby, and of the other Loan Documents (as amended and restated in connection herewith, if applicable) are hereby ratified and confirmed and remain in full force and effect.  Nothing herein shall be construed to be an amendment, consent or a waiver of any requirements of any Nexstar Entity or of any other Person under the Credit Agreement or any of the other Loan Documents except as expressly set forth herein or pursuant to a written agreement executed in connection herewith.  Nothing in this Fourth Amendment shall be construed to imply any willingness on the part of the Administrative Agent or any Lender to grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

(b) Without limiting the foregoing, each of the Loan Parties to the Guaranties and the Security Documents hereby (i) acknowledges and agrees that all of its obligations under the Nexstar Guaranty Agreements, the Nexstar Guaranty of the Mission Obligations and the Security Documents are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms each Lien granted by each Loan Party to the Collateral Agent for the benefit of the Secured Parties and reaffirms the guaranties made pursuant to the Nexstar Guaranty Agreements and the Nexstar Guaranty of the Mission Obligations, (iii) acknowledges and agrees that the grants of security interests by and the guaranties of the Loan Parties contained in the Nexstar Guaranty Agreements, the Nexstar Guaranty of the Mission Obligations and the Security Documents are, and shall remain, in full force and effect after giving effect to the Fourth Amendment, and (iv) agrees that all Obligations are Guaranteed Obligations (as defined in the Guaranties).

(c) This Fourth Amendment is a Loan Document under the terms of the Credit Agreement.

§10. Execution in Counterparts.  This Fourth Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.  In proving this Fourth Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

§11. Interpretation.  This Fourth Amendment, the Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrower and are the product of discussions and negotiations among all parties.  Accordingly, this Fourth Amendment, Credit Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent's or any Lender's involvement in the preparation of such documents.

§12. Governing Law.  This Fourth Amendment shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed entirely within such state.

§13. Miscellaneous.  The captions in this Fourth Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Fourth Amendment as of the date first set forth above.

The Borrower:

NEXSTAR BROADCASTING, INC.

By:	/s/ Thomas E. Carter
Name:	Thomas E. Carter
Title:	Executive Vice President and Chief Financial Officer

The Parent Guarantors:

NEXSTAR BROADCASTING GROUP, INC.

By:	/s/ Thomas E. Carter
Name:	Thomas E. Carter
Title:	Executive Vice President and Chief Financial Officer

NEXSTAR FINANCE HOLDINGS, INC.

By:	/s/ Thomas E. Carter
Name:	Thomas E. Carter
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Fourth Amendment to Fifth Amended and Restated Credit Agreement]

The Administrative Agent:

BANK OF AMERICA, N.A.,
As Administrative Agent

By:	/s/ Don B. Pinzon
Name:	Don B. Pinzon
Title:	Vice President

[Signature Page to Fourth Amendment to Fifth Amended and Restated Credit Agreement]

RATIFICATION OF GUARANTORS AND PLEDGORS

Each of the undersigned Guarantors and Pledgors hereby (a) acknowledges and consents to the foregoing Fourth Amendment and the Nexstar Entities' execution thereof; (b) joins the foregoing Fourth Amendment for the purpose of consenting to and being bound by the provisions thereof, (c) ratifies and confirms all of their respective obligations and liabilities under the Loan Documents to which any of them is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the Obligations of the Borrower under the Credit Agreement and (d) acknowledges and confirms that the liens and security interests granted by such Guarantor or Pledgor, as applicable, pursuant to the Loan Documents are and continue to be valid and perfected first priority liens and security interests (subject only to Permitted Liens (as defined in the Security Agreement)) that secure all of the Obligations on and after the date hereof.

The Guarantors:

MISSION BROADCASTING, INC.

By:	/s/ Dennis P. Thatcher
Name:	Dennis P. Thatcher
Title:	President and Treasurer

NEXSTAR BROADCASTING GROUP, INC.
NEXSTAR FINANCE HOLDINGS, INC.

By:	/s/ Thomas E. Carter
Name:	Thomas E. Carter
Title:	Executive Vice President and Chief Financial Officer

The Pledgors:

/s/ Nancie Smith
Nancie Smith

/s/ Dennis P. Thatcher
Dennis P. Thatcher